Exhibit 10.8

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

BioDrain Medical, Inc.

DIRECTOR STOCK OPTION AGREEMENT
(Non-Statutory)

          This Director Stock Option Agreement is made and entered as of the 11th day of November, 2006 (the Agreement Date”) by and between BioDrain Medical, Inc., a Minnesota corporation (“Company”) and Board of Directors member Andrew P. Reding (the “Optionee”) as consideration for Board membership..

1. Stock Option Grant.

          (a) Initial Grant. The Company hereby grants to the Optionee an option (the “Option”) to purchase 30,000 shares (“Option Shares”, with each being an “Option Share”) of its $0.01 par value common stock (“Share”), under the terms and conditions set forth below.

          (b) Annual Grant. For each succeeding year of the Optionee’s Board membership, and on the anniversary of this Agreement (“Annual Grant Date”), Optionee will be granted an additional 10,000 Option Shares subject to the same terms as set forth below with the exception of the Exercise Price, the Expiration Date and Vesting schedule identified in 3, 4 and 5.

2. Nonstatutory Option. The Option is granted to purchase up to the number of shares of authorized but unissued common stock of the Company specified in Section 1 (the “Shares”). The Option will expire, and all rights to exercise it will terminate on the earliest of: (a) the date provided below in Sections 8 and 9, and (b) the Expiration Date. This Option is intended by the Company and the Optionee to be a Non-Statutory Stock Option and does not qualify for any special tax benefits to the Optionee.

3. Exercise Price.

          (a) Initial Grant. The exercise price of each Option Share of the Company for the Initial Grant as of any exercise date is $1.00 per Share.

          (b) Annual Grant. The Exercise Price for each Option Share of the Company for each Annual Grant will be determined by the prevailing price of the Company’s common stock at the time of the Annual Grant.

4. Period of Exercise.

          (a) Initial Grant. The Option for the Initial Grant will expire at 5:00 p.m. on the fifth anniversary of the Agreement Date (“the Expiration Date”).

          (b) Annual Grant. Annual Grant Options will expire at 5:00 p.m. on the fifth anniversary of their respective Grant Dates.

5. Vesting of Options. Optionee will have the right to exercise the Stock Option in accordance with the following schedule:

          (a) Initial Grant. 30,000 Shares

               (i) The Shares subject to the Stock Option will vest in three equal increments of 10,000 Shares on the anniversary of the date of the Grant.

               (ii) The right to exercise the Option will be cumulative. Optionee may buy all, or from time to time any part, of the maximum number of shares which are exercisable under the Option, but in no case may Optionee exercise the Option with regard to a fraction of a share, or for any share for which the Option is not exercisable.

          (b) Annual Grant 10,000 Shares. The Shares subject to the Stock Option will vest in 90 days from the Annual Grant Date for each succeeding year.

6. Transferability. The Option is not transferable except by will or the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee, and if exercised following the Optionee’s death, by the Optionee’s legal representative upon presenting evidence of authority to act on behalf of the Optionee’s estate acceptable to the Company.

7. Change in Control. If the Company enters into a binding agreement during the time that Optionee is a Board member of the Company that results in a change in control (as defined in the following sentence), then 100% of the Shares will vest. For purposes of this Option Agreement, “change in control” means that:

                    (1) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity or person, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Corporation representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote in the election of directors of the Company; or

                    (2) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (“Transaction”), in each case, with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than fifty percent (50%) of the combined voting power of the Company or other corporation resulting from such Transaction; or

                    (3) all or substantially all of the assets of the Company are sold, liquidated or distributed.

8. Termination of Services by the Company. If at any time prior to August 22, 2008, Optionee’s membership on the Board of Directors of the Company is terminated by the Company without “Cause”, then Optionee may exercise the Option as to one hundred percent (100%) of the remaining 30,000 Shares of the Initial Grant which are not otherwise vested on the date of the termination.

9. Option Lapse. The Option will lapse and becomes unexercisable in full on the earliest of the following events:

               (a) the first anniversary of the Optionee’s death, as provided below in Section 10;

               (b) the date otherwise provided below in Section 10, unless the Board of Directors otherwise extends such period before the applicable expiration date.

10. Board Resignation. If Optionee ceases to be a Board member for any reason other than that described in this Section 10, Optionee will have the right, subject to the other provisions of this Agreement, to exercise the Option for the term of the Option but only to the extent that on the date of termination the Optionee’s right to exercise such Option had vested, and at the end of such period the Option will expire, and all rights to exercise it will terminate.

               (a) If Optionee dies while a Board member, or after ceasing to be a Board member but during the period while he could have exercised an Option under the preceding sub-Sections, the Option granted to the Optionee may be exercised, to the extent it has vested at the time of death and subject to the Plan, at any time within twelve (12) months after the Optionee’s death, by the executors or administrators of his estate or by any person or persons who acquire the Option by will or the laws of descent and distribution, but not beyond the otherwise applicable term of the Option.

11. Adjustment in Capitalization. If there is any change in the outstanding common stock of the Company by reason of a stock dividend or split, recapitalization, reclassification, or other similar capital change, the aggregate number of Option Shares subject to the Option will be appropriately adjusted by the Company, as directed by the Board of Directors of the Company whose determination is final and conclusive, except that fractional Shares will be rounded to the nearest-whole Share. In any such case, the number and kind of Shares that are subject to the Option and the Option exercise price per Share will be proportionately adjusted without any change in the aggregate Option price to be paid upon exercise of the Option.

12. Amendment, Modification and Termination of Agreement. The Board of Directors of the Company may at any time terminate, and from time to time may amend or modify Agreement; provided, however, that no amendment, modification, or termination of this Agreement may in any manner adversely affect the Option without the consent of the Optionee.

13. Lock up Period. The Optionee understands that the Company at a future date may file a registration or offering statement (the “Registration Statement”) with the Securities and Exchange Commission to facilitate an initial public offering of its securities. The Optionee agrees, for the benefit of the Company, that should such an initial public offering be made and should the managing underwriter of such offering require, the Optionee will not, without the prior written consent of the Company and such underwriter, during the Lock Up Period as defined herein: (i) sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of any Shares beneficially held by the Optionee during the Lock Up Period; (ii) sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of any options, rights or warrants to purchase any Shares beneficially held by the Optionee during the Lock Up Period; or (iii) sell or grant, or agree to sell or grant, options, rights or warrants with respect to any Shares. The foregoing does not prohibit gifts to donees or transfers by will or the laws of descent to heirs or beneficiaries provided that such donees, heirs and beneficiaries are bound by the restrictions set forth herein. The term “Lock Up Period” means the lesser of (a) 180 days or (b) the period during which Company officers and directors are restricted by the managing underwriter from effecting any sales or transfers of the Company’s common stock. The Lock Up Period will commence on the effective of the Registration Statement.

14. Securities Matters.

          (1) Registration. If the Company deems it necessary or desirable to register or qualify the Option or any Shares with respect to which the Option has been granted or exercised under the Securities Act of 1933, as amended, or any other applicable statute or regulation, the Optionee will cooperate with the Company and take such action as is necessary to permit registration or qualification of the Option or the Shares. The foregoing notwithstanding, the Company has no obligation to register the Option or any Shares.

          (2) Investment Intent. Unless the Company has determined that the following representation is unnecessary, each person exercising any portion of the Option will be required, as a condition to the issuance of Shares pursuant to exercise of the Option, to make a representation in writing (a) that he or she is acquiring the Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, (b) that before any transfer in connection with the resale of the Shares, he or she will obtain the written opinion of counsel for the Company, or other counsel acceptable to the Company, that the Shares may be transferred. The Company may also place a stop transfer order with its transfer agent with respect to the Shares and require that certificates representing the Shares contain legends reflecting the foregoing.

15. Miscellaneous.

          (1) Requirements of Law. The granting of the Option and the issuance of Shares are subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

          (2) Choice of Law and Venue. This Agreement is made under and must be governed by the laws of the State of Minnesota, and each of the parties hereto consents to venue any suit or action under or with regard to this Agreement in an appropriate court with jurisdiction in Hennepin County, Minnesota.

          (3) Notices. All notices, requests and other communications from either party to the other hereunder must be given in writing and will be deemed to have been duly given if personally delivered, or sent by first class, certified mail, return receipt requested, postage prepaid, to the party may at the address as provided below, or to such other address as such party may hereafter designate by written notice to the other party:

                    (a) If the Company, to the address of its then principal office; and

                    (b) If to the Optionee, to the residence address last shown in the records of the Company, which as of the date of this Agreement is as follows:

Andrew P. Reding
2036 Blessing Court
Mt. Pleasant, SC 29464

          (4) No obligation to Exercise. The granting of the Option imposes no obligation upon the holder thereof to exercise the Option.

          (5) Amendments; Final Agreement. This Agreement contains the complete and final understanding of the parties with respect to the subject matter hereof and supersedes all prior understanding and statements, written and oral. This Agreement may not be amended except in a written instrument signed by the party against whom enforcement is sought.

          (6) Headings. Headings and captions used in this Agreement are for convenience and do not affect the meaning hereof.

16. Share Issuance. The Company will not be under any obligation to issue any Shares upon the exercise of this Stock Option unless and until the Company has determined that:

               (a) it and Optionee have taken all actions required to register such Shares under the Securities Act, or to perfect an exemption from the registration requirements thereof;

               (b) any applicable listing requirement of any stock exchange on which such Shares are listed has been satisfied; and

               (c) all other applicable provisions of state and federal law have been satisfied.

17. Tax Effect. Optionee acknowledges that the tax effect of the exercise of this Stock Option and the sale of the underlying Shares is complicated, that Optionee has consulted with his own professional advisor which respect to all tax matters relating to this Stock Option and the exercise and sale of the Shares and has not relied on any assurances or representations of the Company as to such matters.

18. The Shares have not been registered and, therefore, they may not be sold, pledged, hypothecated, or otherwise transferred unless they are registered under the Securities Act of 1933, as amended, and applicable state securities laws or an exemption from such registration is available.

19. Stock Legend. A legend will be placed on any certificate evidencing the Shares in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE STATE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER AND/OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND/OR APPLICABLE STATE SECURITIES LAWS AND/OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

          IN WITNESS WHEREOF, each of the parties hereto has executed this Stock Option Agreement, in the case of the Corporation by its duly authorized officer, as of the date and year written above.

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OPTIONEE		BIODRAlN MEDICAL, INC.,
a Minnesota corporation

By:

Andrew P. Reding		Kevin R. Davidson
	Its:	President & CEO